RESOLVE STAFFING, INC.

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT (this "Agreement"), dated as of October 1, 2006, among Resolve Staffing, Inc., a Nevada corporation (the "Company"), Ronald E. Heineman, William J. Walton, William A. Brown and Donald E. Quarterman (all of such holders being collectively referred to herein as the "Shareholders"). Certain capitalized terms used herein are defined in Section 7 hereof.

RECITALS

A. Each of the Shareholders owns common stock of the Company.

B. The parties hereto desire to provide for certain matters relating to the management of the Company as provided for herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereto hereby agree as follows:

1. BOARD OF DIRECTORS.

1.1.	Voting Agreement, Proxy and Power of Attorney.

(a) Voting Agreement. Each Shareholder agrees that he shall (a) vote all of his shares of Common Stock and (b) take all other actions within his control in his capacity as a shareholder of the Company or otherwise (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), in favor of the election as Directors of the Company those persons selected by Ronald E. Heineman.

Ronald E. Heineman agrees that during the term of this Agreement, he shall vote such of the shares that he controls by voting agreement, proxy or otherwise in favor of the election, as directors of the Company, William A. Brown, Donald E. Quarterman and William J. Walton.

(b) Irrevocable Proxy. Each Shareholder hereby IRREVOCABLY appoints Ronald E. Heineman as such Shareholder's proxy, with full power of substitution, to vote all shares of Common Stock held by such Shareholder in any election of Directors or otherwise in any manner Mr. Heineman reasonably deems necessary in order to implement or cause to be effective the provisions of this Section 1, whether at any regular or special meeting of shareholders, by written consent or otherwise, in any such case in Mr. Heineman’s discretion.

(c) Irrevocable Power of Attorney. Each Shareholder hereby IRREVOCABLY constitutes Ronald E. Heineman as such Shareholder's true and lawful

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attorney, with full power of substitution, to sign for such Shareholder and in his name in any capacity, any and all written consents, instruments or other documents in connection with any and all matters that may be submitted to a vote of the holders of Common Stock in any election of Directors or otherwise in order to implement or cause to be effective the provisions of this Section 1, whether at any regular or special meeting of shareholders, by written consent or otherwise, hereby ratifying and confirming such Shareholder's signature as it may be signed by such attorney.

(d) Irrevocable Agreement. Each Shareholder agrees that this Agreement constitutes a "voting agreement" created under Nevada law and that, in accordance with such law, this Agreement is specifically enforceable. This Agreement (including, without limitation, the proxy and power of attorney set forth herein) shall continue in full force and effect from the date hereof until this Agreement terminates in accordance with its terms. Without limitation of the foregoing, the proxy and power of attorney set forth herein shall be deemed coupled with an interest and shall survive, and shall not be affected by, any subsequent death, disability, incapacity, incompetence, bankruptcy, or insolvency of the Shareholder or any other event or occurrence.

As used herein, "Common Stock" means the Common Stock, par value $0.0001 per share, of the Company, and any other class or series of common stock of the Company that may be authorized after the date hereof, and any other securities issued in exchange for, upon transfer of or in substitution of such shares.

2. MISCELLANEOUS.

2.2.	Binding Effect; Assignment.

This Agreement may not be assigned by any Shareholder without the prior written consent of each of the Company and Ronald E. Heineman in their discretion, but shall inure to the benefit of and be binding upon each Shareholder and his legal representatives and permitted transferees and the Company and its successors and assigns (whether by merger, consolidation, sale of all or substantially all of the Company's assets or otherwise).

2.3.	Enforcement Rights.

Each Shareholder acknowledges and agrees that the agreements set forth herein are fundamental to the Company's and Mr. Heineman’s willingness to enter into and be bound by this Agreement. Accordingly, each Shareholder hereby agrees that the Company or Mr. Heineman may institute and maintain any action, suit or proceeding, at law or in equity (including, without limitation, specific performance or temporary and permanent injunctive relief (without any requirement to post any bond or other security)), against any Shareholder to enforce, or otherwise act in respect of, the agreements of such Shareholder set forth in this Agreement. Such relief shall not be exclusive, but shall be cumulative and shall be in addition to damages and any other rights or remedies otherwise available at law or in equity.

2.4.	Recapitalizations, Exchanges, Etc.

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The provisions of this Agreement shall apply, to the full extent set forth herein, to any and all securities of the Company or the securities of any successor or assign of the Company (whether by merger, consolidation, sale of all or substantially all of the Company's assets or otherwise) that may be issued in respect of, in exchange for, upon conversion of, or in substitution of, any outstanding shares of Common Stock or other securities by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, conversion, merger, consolidation or otherwise (any such securities being included within the "Common Stock," as applicable, subject to this Agreement).

2.5.	Entire Agreement, Etc.

This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. No Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust or voting agreement with respect to any Common Stock or enter into any other agreement or arrangement of any kind with respect to any Common Stock that is not in strict compliance with the terms and conditions of this Agreement, including, without limitation, any agreement or arrangement with respect to the acquisition or disposition or voting of securities, or act for any reason as a member of a group or in concert with any other person or entity in connection with the acquisition, disposition or voting of any securities.

2.6.	Modification or Amendment.

This Agreement may be modified or amended only by a written instrument duly executed and delivered by the parties hereto.

2.7.	Termination.

This Agreement shall commence on the date the combination (by merger, share exchange or acquisition) of Resolve Staffing, Inc. and Employee Leasing Services, Inc. closes. This Agreement shall continue in force until the earliest to occur of the following: (i) five (5) years from the date hereof; (ii) the death or incapacity of Ronald E. Heineman; or (iii) the date on which Ronald E. Heineman no longer serves as Chief Executive Officer of Resolve Staffing, Inc. (or the combined companies referred to hereinabove). Upon any termination of this Agreement, no party hereto shall have any liability or further obligation hereunder to any other party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to the date of such termination.

2.8.	Notices.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given on the date delivered, if delivered personally, on the fifth business day after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case, to the parties at the following addresses, or on the date sent and confirmed by electronic transmission to the telecopier number specified below (or

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at such other address or telecopier number for a party as shall be specified by notice given in accordance with this Section):

(a) If to the Company, to:

Resolve Staffing, Inc.
3235 Omni Drive
Cincinnati, Ohio 4545245
Attention: Ronald E. Heineman
Telecopier No.: (513) 943-4908

(b) If to any Shareholder, to such Shareholder's last address set forth in the Company's stock transfer records.

2.9.	Counterparts.

This Agreement may be executed in the original or by telecopy in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.10.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws principles thereof.

2.11.	Waiver of Jury Trial.

Each party hereto hereby irrevocably waives any right to have a jury participate in resolving any suit, action or proceeding arising out of or relating to this Agreement or any Common Stock, or any of the transactions contemplated hereby or thereby.

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IN WITNESS WHEREOF, this Shareholders Agreement has been duly executed and delivered by each of the parties hereto as of the date first written above.

RESOLVE STAFFING, INC.

By: /s/ Ronald Heineman
Ronald E. Heineman
Chief Executive Officer

/s/ Ronald Heineman
Ronald E. Heineman

/s/ William Walton
William J. Walton

/s/ William Brown
William A. Brown

/s/ Donald Quarterman
Donald E. Quarterman